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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" and "Experts" and to the incorporation by reference of our report dated October 23, 1995 on PaineWebber Growth and Income Fund (a series of PaineWebber America
Fund), in this Registration Statement (Form N-1A No. 2-78626) of PaineWebber America Fund.

                                                /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP

New York, New York
November 13, 1995